UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2010

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50845 (Commission File Number)	20-1193199 (IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 17, 2010, two of the subsidiaries of McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) entered into a Third Amendment to the Amended and Restated Revolving Credit Agreement by and among Bank of America, N.A. as Administrative Agent and Collateral Agent; Bank of America, N.A. and Wells Fargo Bank, N.A. as the lenders; Wells Fargo Bank, N.A. as Syndication Agent; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC, and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Joint Book Runners, which amends the Amended and Restated Revolving Credit Agreement dated at December 28, 2007 (as so amended, the “Credit Facility”). The Credit Facility matures on November 17, 2015. The maximum available borrowing limit under the Credit Facility is $40 million, which can be increased to $60 million under certain circumstances. The previous Credit Facility had a maximum borrowing limit of $90 million.

As of November 17, 2010, the Company’s existing borrowings under the Credit Facility was $12.0 million, which included $0.5 million drawn to pay fees in connection with the closing of the Credit Facility and the Company had maximum exposure under standby letters of credit of $2.8 million. As of November 17, 2010, there was $25.2 million available for future borrowings under the Credit Facility. The Credit Facility is guaranteed by the Company and all its domestic subsidiaries, and imposes a maximum leverage ratio and certain other financial covenants. Loans under the Credit Facility are secured by a pledge of the capital stock of the Company’s subsidiaries’ capital stock, subject to certain limitations relating to the capital stock of the Company’s foreign subsidiaries. In addition, the Company and its subsidiaries have agreed to a negative pledge on assets, with certain customary exceptions, and the Credit Facility places certain restrictions on the Company’s activities, including financial covenants and restrictions on certain payments to related parties and on capital expenditures. The interest rate applicable to the Credit Facility is variable as an index above one of a number of alternative interest rates, and adjusts according to the Company’s consolidated leverage ratio, and as of the date of the amendment, the applicable interest rate was 4.19%.

A copy of the Company’s press release regarding the Credit Facility is furnished (not filed) as exhibit 99.1 and a copy of the Credit Facility is filed as exhibit 10.11 to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Facility in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.11	Third Amendment to the Amended and Restated Revolving Credit Agreement between McCormick & Schmick Acquisition Corp. and The Boathouse Restaurants of Canada, Inc., as borrowers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC, and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Joint Book Runners; Bank of America, N.A. as Administrative Agent and Collateral Agent; Wells Fargo Bank, N.A. as Syndication Agent; and Bank of America, N.A. and Wells Fargo Bank, N.A. as the lenders.

Exhibit 99.1	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated November 23, 2010 regarding the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2010

McCormick & Schmick’s Seafood Restaurants, Inc.

By:	/s/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)